EXHIBIT 23


               Consent of Independent Certified Public Accountants

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-5035) of Technical Chemicals & Products, Inc. and in the related Prospectus of our report dated February 19, 1997, with respect to the consolidated financial statements and schedule of Technical Chemicals & Products, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                         /s/ ERNST & YOUNG LLP

Miami, Florida
March 24, 1997





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